Exhibit 99.2

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

Master File No. 2:08-1907-CWH
IN RE FORCE PROTECTION, INC.
DERIVATIVE LITIGATION	Consolidated with Case Nos. 2:08-
1904-CWH; 2:08-1998-CWH 2:08-
2019-CWH

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of September 30, 2010 (the “Stipulation”) is made and entered into by and among: (i) Duaine Galbraith (the “Representative Plaintiff”), on behalf of himself and derivatively on behalf of nominal defendant Force Protection, Inc. (“Force Protection” or the “Company”), by and through his counsel of record in the Action; (ii) Frank Kavanaugh, Gordon R. McGilton, Michael Moody, Michael S. Durski, Raymond W. Pollard, Jack Davis, Roger G. Thompson Jr., John S. Day, John W. Paxton Sr., Gale Aguilar, and R. Scott Ervin (the “Individual Defendants,” collectively, with Force Protection, the “Defendants”), by and through their counsel of record in the Action; and (iii) the Company, by and through its counsel of record in the Action (collectively, with the Representative Plaintiff and the Individual Defendants, the “Settling Parties”).

I.                               HISTORY OF THE LITIGATION

On and after May 13, 2008, the following actions were filed in the United States District Court for the District of South Carolina, Charleston Division (the “Court”) as shareholder derivative actions on behalf of nominal defendant Force Protection:

•                                          Green v. Frank Kavanaugh, et al., Civ. A. No. 2:08-CV-1904-CWH, U.S.D.C. D.S.C.;

•                                          Galbraith v. Frank Kavanaugh, et al., Civ. A. No. 2:08-CV-1907-CWH, U.S.D.C. D.S.C.;

•                                          Cinotto v. Frank Kavanaugh, et al., Civ. A. No. 2:08-CV-1998-CWH, U.S.D.C. D.S.C.;

•                                          Luu v. Frank Kavanaugh, et al., Civ. A. No. 2:08-CV-2019-CWH, U.S.D.C. D.S.C.;

These four cases were consolidated on March 31, 2009, Docket No. 59, as In re Force Protection Inc. Derivative Litigation, Master File No. 2:08-1907-CWH, U.S.D.C., District of South Carolina. In its March 31, 2009 consolidation order, the Court appointed the Representative Plaintiff as Lead Plaintiff and the law firm of Berger & Montague, P.C. as Lead Counsel.

Representative Plaintiff filed his first Consolidated Amended Verified Derivative Complaint (“First Amended Derivative Complaint”) on April 30, 2009, asserting derivative claims on behalf of the Company against the Individual Defendants. Among other things, the Representative Plaintiff alleged that the Individual Defendants (i) breached their fiduciary duties through a failure to establish and maintain effective internal controls over the Company’s operations and financial reporting, (ii) grossly mismanaged and wasted the Company’s corporate assets, (iii) unjustly enriched themselves by engaging in self-dealing and interested transactions, including sales of Company stock based upon material non-public information, and (iv) made and/or approved misrepresentations in the Company’s public filings with the Securities and Exchange Commission (“SEC”).

On June 17, 2009, Defendants filed motions to dismiss the First Amended Derivative Complaint. Defendants argued, among other things, that Representative Plaintiff had failed to (i) adequately allege that he was legally excused from making a pre-suit demand on Force Protection’s Board of Directors (the “Board”), (ii) adequately allege and verify that he had continuously held Force Protection stock, and (iii) state a claim upon which relief could be granted.

On August 5, 2010, the Court granted the Defendants’ motions to dismiss without prejudice on the ground that Representative Plaintiff had failed adequately to allege continuous ownership and granted Representative Plaintiff leave to amend. On August 27, 2010, Representative Plaintiff filed the Consolidated Second Amended Verified Derivative Complaint (“Second Amended Derivative Complaint”). As of the date of this stipulation, Defendants’ deadline for responding to the Second Amended Derivative Complaint has not passed.

On September 20, 2010, the Settling Parties executed a memorandum of understanding setting forth the terms on which the Action would be settled, subject to certain conditions, including negotiation and execution of a mutually acceptable definitive settlement agreement, Court approval of the Settlement, and the dismissal with prejudice of derivative actions pending in state courts in South Carolina and Nevada, as specified below in ¶6.4.

II.                           CLAIMS OF THE REPRESENTATIVE PLAINTIFF AND BENEFITS OF SETTLEMENT

Representative Plaintiff believes that the claims asserted in the Action have merit. However, Representative Plaintiff and Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the action against the Individual Defendants through trial and through appeals. They have also taken into account the uncertain outcome and the risks of any litigation, especially in complex actions such as this Action, as well as the difficulties and delays inherent in such litigation. They are also mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Action. They believe that the Settlement set forth in this Stipulation confers substantial benefits upon the Company and the Company’s shareholders. As part of this Settlement, the Company has agreed to certain corporate governance measures intended to benefit the Company and enhance shareholder value, will receive the Settlement Amount, and has released the Released Claims against the Released Persons. Representative Plaintiff and Lead Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of the Company and the Company’s shareholders.

III.                       THE COMPANY’S DENIALS OF WRONGDOING AND LIABILITY

The Company has denied and continues to deny each and all of the claims in the Action. The Company believes that the Individual Defendants at all relevant times acted in good faith, with due care, and in the best interests of the Company and the Company’s shareholders. Further, the Company believes that, contrary to Representative Plaintiff’s allegations, it could have filed a valid amended motion to dismiss the new allegations in the Second Amended Derivative Complaint. Nonetheless, the Company concluded that further conduct of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Company has also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Action. The Company has, therefore, determined that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation because, among other things, further conduct of the Action would be protracted and expensive, engender undeserved negative publicity, and further distract the Board, management, and workforce from their jobs to the detriment of the Company’s shareholders.

IV.                      INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims alleged against them by the Representative Plaintiff in the Action. The Individual Defendants expressly deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged in the Action and deny any and all allegations that the Representative Plaintiff, the Company, or the Company’s shareholders suffered recoverable damages or are entitled to equitable relief as a result of any action or inaction by the Individual Defendants. The Individual Defendants firmly believe this lawsuit to be without merit and further assert that, at all relevant times, they acted in good faith, with due care, and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and the Company’s shareholders. They have concluded, however, that as much as it might better serve their personal interests to pursue this litigation and secure the vindication of their labors on behalf of the Company, it nonetheless is in the Company’s and their best interests that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation because, among other things, further conduct of the Action would be protracted and expensive, engender undeserved negative publicity, and further distract the Board, management, and workforce from their jobs.

V.                          THE SETTLEMENT

The Settling Parties’ willingness to settle the Action on the terms described in this Stipulation is based on (i) the public disclosures made by the Company before and during the conduct of the Action, (ii) the information gathered and research conducted by each side independently, (iii) the parties’ desire to avoid costly and risky litigation as described above, (iv) the Company’s agreement to enact and maintain certain corporate governance and internal controls measures as set forth below, (v) the payment of the Settlement Amount, and (vi) the broad release by the Company and dismissal with prejudice of all pending claims.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiff (for himself and derivatively on behalf of the Company), the Individual Defendants, and the Company, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court presiding over the Action, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as set forth herein.

1.                                                  Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1                                 “Action” means the action entitled In re Force Protection Derivative Litigation, Civil Action File No. 2:08-1907-CWH, United States District Court for the District of South Carolina, Charleston Division, including all prior civil actions that were consolidated into In re Force Protection Derivative Litigation, Civil Action File No. 2:08-1907-CWH.

1.2                                 “Affiliate” means (i) any person or entity of which the subject party owns, directly or indirectly, more than fifty percent (50%) of the issued and outstanding voting stock or in which the subject party owns, directly or indirectly, more than a fifty percent (50%) interest; (ii) any person or entity controlled, directly or indirectly, through one or more intermediaries by the subject party; (iii) any person or entity controlling the subject party, directly or indirectly, through one or more intermediaries; or (iv) any person or entity controlled by a person or entity controlling the subject party, directly or indirectly, through one or more intermediaries. “Control” for the purposes of this definition means the direct or indirect power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

1.3                                 “Company” or “Force Protection” means Force Protection, Inc., and its present and former parents, subsidiaries, affiliates, partnerships, joint ventures, and other business associations, and each and all of their respective past, present, or future, trustees, conservators, personal representatives, estates, administrators, predecessors, successors, and assigns.

1.4                                 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.

1.5                                 “Final” means (i) the date of final affirmance on an appeal of the Judgment (as defined in ¶1.7), the expiration of the time for a petition for or a denial of writ of review to review the Judgment and, if the writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from Judgment or the final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court’s Judgment approving the Stipulation, i.e., thirty (30) days after entry of the Judgment. Any proceeding or order, or any appeal or petition for a writ of review pertaining solely to the award of attorneys’ fees, costs, or expenses to Lead Counsel, or any other counsel representing a shareholder seeking to assert any of the Released Claims against any of the Released Persons, shall not in any way delay or preclude the Judgment from becoming Final.

1.6                                 “Individual Defendants” means Frank Kavanaugh, Gordon R. McGilton, Michael Moody, Michael S. Durski, Raymond W. Pollard, Jack Davis, Roger G. Thompson Jr., John S. Day, John W. Paxton Sr., Gale Aguilar, and R. Scott Ervin, and any other individuals currently or formerly named as defendants in the Action.

1.7                                 “Judgment” means the “Judgment and Order of Dismissal With Prejudice” to be entered by the Court, substantially in the form attached hereto as Exhibit C.

1.8                                 “Lead Counsel” means Counsel for the Representative Plaintiff in the Action: Berger & Montague, P.C., Sherrie R. Savett, Russell D. Paul, Jeffrey L. Osterwise, 1622 Locust Street, Philadelphia, Pennsylvania 19103.

1.9                                 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their respective spouses, heirs, predecessors, successors, representatives, or assignees.

1.10                           “Released Claims” shall mean any and all claims (including “Unknown Claims” as defined in ¶1.17 below), demands, rights, actions, causes of action, liabilities, damages, losses, or obligations belonging to the Company (whether asserted by the Company or any Force Protection shareholder or any other person derivatively on behalf of the Company), whether or not characterized or plead in that manner, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, or could have been, asserted in this Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal or state securities laws, or otherwise) whether legal, equitable, or any other type or in any other capacity against the Released Persons which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in any and all complaints filed in this Action and any filings or statements

(including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action; provided, however, that “Released Claims” shall not be construed to limit or release (i) any claims to enforce the terms of this Stipulation or (ii) any claims by Force Protection or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Force Protection. It is the intent of the Settling Parties that no action may hereafter be brought by the Company or prosecuted derivatively on behalf of the Company which arises from or relates to the subject matter of the Action, and the Judgment entered in the Action will accordingly bar all Released Claims from being asserted against the Released Persons by the Company or derivatively by any Force Protection shareholder or any other person on the Company’s behalf.

1.11                           “Released Persons” means the Individual Defendants in the Action and all present and former directors, officers, employees, agents, and representatives of the Company, including any of their families, associates, and each and all of their respective past, present, or future representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, partners, personal representatives, estates, administrators, predecessors, successors, and assigns, but excluding the Company’s and Released Persons’ insurers.

1.12                           “Representative Plaintiff’ means Plaintiff Duaine Galbraith.

1.13                           “Settlement” means the terms and conditions set forth in this Stipulation.

1.14                           “Settlement Amount” means the $2,250,000 to be paid to the Company from an escrow account funded by certain of the Company’s directors and officers liability insurers within seven (7) business days of the date that the Judgment entered in this Action becomes Final.

1.15                           “Settling Parties” means, collectively, each of the Individual Defendants, the Company, and the Representative Plaintiff on behalf of himself and the Company.

1.16                           “State Court Actions” means each and all of the following putative derivative actions:

(a)                                  The Estate of Jacquelin K. Stevenson v. Frank Kavanaugh, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2008-CP-1735;

(b)                                 Barbara A. Hughes, et al. v. Michael Moody, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2008-CP-10-2444;

(c)                                  Anthony Vitale v. Gordon McGilton, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2009-CP-10-2216;

(d)                                 Anthony Vitale v. Gordon McGilton, et al., Eighth Judicial District Court, State of Nevada, Case No. 08-A-560860-B; and

(e)                                  Nicola Saulle v. Frank Kavanaugh, et al., First Judicial District Court, State of Nevada, Case No. 10 OC 00442 1B.

1.17                           “Unknown Claims” means any and all claims based on, related to, or in connection with the Action or which could have been asserted in the Action based on, related to, or in connection with the facts asserted in the Action, now existing or hereafter arising, that the Representative Plaintiff and the Company do not know or suspect to exist in his or its favor at the time they agree to the releases contained herein, which, if known by him or it, might have affected his or its agreement to the Settlement and/or the releases contained herein, or might have affected his or its decision not to object to this Settlement.

With regard to the releases contained herein, the Settling Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiff and the Company shall expressly waive,

and by operation of the Judgment shall have expressly waived, the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Representative Plaintiff and the Company shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542.

The Representative Plaintiff and/or the Company may hereafter discover facts in addition to or different from those which he or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Representative Plaintiff and the Company shall expressly waive, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

2.                                      Corporate Governance Undertakings

2.1                                 After the commencement of the Action in 2008, the Company initiated certain corporate governance reforms and actions, as specified on pages 1-3 of the September 16, 2010 memorandum attached hereto as Exhibit A and incorporated by reference into this Stipulation (the “Term Sheet”). The Company acknowledges that the reforms and actions specified on pages 1-3 of the Term Sheet were taken after the commencement of the Action, in significant part in reaction to that litigation, to strengthen the Company’s corporate governance and internal controls, and that many of them are not required by law.

2.2                                 In addition to the reforms and actions referenced above in ¶2.1, the Company has agreed to adopt and implement within 60 days of the Effective Date the additional new or enhanced corporate governance and/or internal control measures set forth on pages 4-8 of the Term Sheet and Exhibit 1 to the Term Sheet which sets forth insider trading policies and procedures. These proposed measures were specifically requested by Lead Counsel in the course of settlement discussions. The Company acknowledges that the implementation and/or formalization of those corporate governance and/or internal control measures will enhance the governance of the Company and/or the independence of its Board of Directors (“Board”).

2.3                                 Duration. The Company must comply with the agreed-upon corporate governance and/or internal control changes referenced above in ¶2.2 for at least three (3) years, provided that any such Company governance and/or internal control provision may be altered or removed by the Board if the Board makes a determination that such provision: (i) materially conflicts with the Company’s best interests; (ii) violates, conflicts, or differs with any law, regulation, or rule applicable to the Company; or (iii) conflicts with any amendment to the Company’s articles of incorporation or bylaws approved by the Company’s shareholders.

3.                                      Preliminary Approval Order and Settlement Hearing

3.1                                 As soon as practicable after the execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its Exhibits to the Court and shall apply for entry of an order, substantially in the form of Exhibit B attached hereto, preliminarily approving the Settlement and providing for both mail and publication notice to the Company’s shareholders of the hearing on this Settlement (the “Preliminary Approval Order”). Such order shall specifically include provisions that will:

a.                                       Preliminarily approve this Stipulation and the Settlement set forth herein;

b.                                      Approve the “Notice of Settlement of Force Protection, Inc. Derivative Litigation” (the “Notice”) substantially in the form of Exhibit D attached hereto, to be mailed to all Company shareholders of record as of October 4, 2010,

c.                                       Approve the “Summary Notice of Settlement of Force Protection, Inc. Derivative Litigation” substantially in the form of Exhibit E attached hereto, to be published in the national edition of Investor’s Business Daily, USA Today, Charleston Post and Courier, and once over PR Newswire and furnished to the SEC, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K;

d.                                      Find that the notice given pursuant to subparagraphs (b) and (c) above constitutes valid, due, reasonable, and sufficient notice to the Company’s shareholders;

e.                                       Schedule a hearing (the “Settlement Hearing”) to be held by the Court to determine whether the proposed settlement of the Action as contained in this Stipulation should be approved as fair, reasonable, and adequate and the Judgment approving the Settlement should be entered;

f.                                         Provide that any objections by eligible Force Protection shareholders to (i) the proposed Settlement contained in this Stipulation; (ii) the award of attorneys’ fees and expenses to Lead Counsel; or (iii) the entry of the Judgment approving the Settlement, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the hearing only if Persons making objections file notice of their intention to appear and copies of any papers in support of their position with the Clerk of the court and serve such notice and papers on counsel as identified in the Notice prior to a date to be specified in the Notice;

g.                                      Provide that pending final determination of whether the Settlement contained in this Stipulation should be approved, neither the Representative Plaintiff, nor any Force Protection shareholders, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons;

h.                                      Provide that the Settlement Hearing may, from time to time and without further notice to the Company’s shareholders, be continued or adjoined by order of the Court; and

i.                                          Provide that all costs associated with the giving of the notice provided in ¶3.1(b) and (c) shall be borne by the Company.

4.                                      Release, Waiver, and Covenant Not to Sue

4.1                                 Upon the Effective Date, as defined in ¶1.4, the Representative Plaintiff, the Company, and any shareholder of the Company claiming in the right of, or on behalf of the Company shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Persons. Additionally, upon the Effective Date, as defined in ¶1.4, the Representative Plaintiff shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished and discharged all individual or direct claims against the Released Persons, the Company, and the Company’s insurers which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in the complaints in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action. Further, the Representative Plaintiff covenants that he shall not hereafter assert or file any action in the name of the Company asserting the Released Claims against the Released Persons, the Company, or the Company’s insurers based on any direct or individual claims which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in the complaints in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action or arising out of, relating to, or in connection with the Settlement or resolution of the Action.

4.2                                 Upon the Effective Date, as defined in ¶1.4, each of the Individual Defendants and their estates or administrators, and the Company and its parent entities, affiliates, subsidiaries, partnerships or joint ventures shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Representative Plaintiff and Representative Plaintiff’s Counsel from all claims or demands arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims.

4.3                                 The releases contained herein shall not be construed to limit or release (i) any claims to enforce the terms of this Stipulation or (ii) any claims by Force Protection or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Force Protection.

5.                                      Lead Counsel’s Attorney’s Fees and Reimbursement of Expenses

5.1                                 Subject to Court approval, the Company has agreed to pay to Lead Counsel attorneys’ fees and expenses in the amount of $2.3 million.

5.2                                 The Court’s decision whether and in what amount to award attorneys’ fees and expenses to Lead Counsel up to $2.3 million as set forth in ¶5.1 is not a condition of the Settlement. The Company shall cause such fees and expenses as approved by the Court to be paid to Lead Counsel within seven (7) business days of the Effective Date. The Company shall not be obligated to pay any interest on such fees and expenses approved by the Court if paid within the specified time. Except as expressly provided herein, neither the Company nor the Individual Defendants shall be liable for any of the Representative Plaintiff’s attorneys’ fees or expenses in connection with the Action.

5.3                                 Any order or proceedings related to the award of attorneys’ fees and expenses to Lead Counsel, or any appeal from any order relating thereto or reversal or modification thereof, shall not modify, terminate, or cancel the Settlement set forth in the Stipulation, or affect or delay the finality of the Judgment approving the Settlement of the Action.

5.4                                 Upon entry of an order vacating the Judgment as set forth in ¶6.4, Lead Counsel agrees to return to the Company the entire amount of any fees and expenses paid to Lead Counsel pursuant to ¶5.2 above and the Company agrees to return the Settlement Amount.

6.                                      Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1                                 The Effective Date shall be conditioned on the occurrence of all of the following events:

a.                                       The Court has preliminarily approved the settlement and entered the Preliminary Approval Order as required above by ¶3.1, substantially in the form of Exhibit B attached hereto; and

b.                                      The Court has entered the Judgment, substantially in the form of Exhibit C attached hereto, and the Judgment has become Final, as defined above in ¶1.5.

6.2                                 If all of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, unless Lead Counsel, counsel for the Individual Defendants, and counsel for the Company mutually agree in writing to proceed with the Settlement.

6.3                                 In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated, fails to become effective in accordance with its terms, is materially modified on appeal or remand, or is voided under ¶6.4 below, the Settling Parties shall be restored to their respective positions in the Action as of September 20, 2010. In such event, the terms and provisions of the Stipulation, with the exception of paragraphs 3.1(i), 6.2, 6.3, 7.3, and 7.14 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Judgment shall be treated as vacated with retroactive legal effect.

6.4                                 State Court Action Dismissal Contingency Component. This Settlement is contingent upon dismissal with prejudice of the following shareholder derivative actions and any other such actions now pending or hereafter filed asserting the Released Claims against any or all of the Released Persons:

(a)                                  The Estate of Jacquelin K. Stevenson v. Frank Kavanaugh, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2008- CP-1735;

(b)                                 Barbara A. Hughes, et al. v. Michael Moody, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2008-CP-10-2444;

(c)                                  Anthony Vitale v. Gordon McGilton, et al., Court of Common Pleas for the Ninth Judicial Circuit, State of South Carolina, Civil Action No. 2009-CP-10-2216;

(d)                                 Anthony Vitale v. Gordon McGilton, et al., Eighth Judicial District Court, State of Nevada, Case No. 08-A-560860-B; and

(e)                                  Nicola Saulle v. Frank Kavanaugh, et al., First Judicial District Court, State of Nevada, Case No. 10 OC 00442 1B.

The Settling Parties shall use their best efforts and will cooperate in good faith to have these State Court Actions, and any other actions asserting the Released Claims against any or all of the Released Persons, dismissed with prejudice. Within fifteen (15) business days after the Judgment becomes Final, Defendants will file the Judgment in the South Carolina and Nevada state courts where the State Court Actions are pending and will seek to have those derivative actions dismissed with prejudice.

In the event that any or all of the State Court Actions, or any other actions asserting the Released Claims against the Released Persons, are not dismissed with prejudice or any dismissal of one or more of the State Court Actions or any other action asserting the Released Claims against the Released Persons is reversed on appeal, the Settlement shall be voidable in its entirety at the election of the Company or any of the Individual Defendants. If the Settlement is voided pursuant to this paragraph, the parties agree to jointly seek an order vacating the Judgment and restoring the Settling Parties to their respective positions as of September 20, 2010. Within fifteen (15) business days after the entry of an order vacating the Judgment and restoring the Settling Parties to their respective positions as of September 20, 2010 pursuant to this paragraph: (1) the Company will return the Settlement Amount to and for the benefit of the Company’s insurers, (2) and Lead Counsel will return to the Company the attorneys’ fees and expenses received as part of the Settlement.

7.                                      Additional Provisions

7.1                                 The Settling Parties (i) acknowledge that it is their intent to consummate this agreement and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2                                 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action and the Released Claims. The Settlement compromises claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation, or defense.

7.3                                 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any of the Released Persons or the

Company; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omissions of any of the Released Persons or the Company in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.

7.4                                 The Released Persons or the Company may file the Stipulation, the Preliminary Approval Order, and/or the Judgment in any action that may be brought or is pending against the Released Persons and/or the Company asserting any Released Claims in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion, issue preclusion or similar defense or counterclaim, or to enjoin further prosecution of any pending action. The Released Persons and/or the Company also may file the Stipulation and/or the Judgment in any action that may be brought by Representative Plaintiff against the Released Persons and/or the Company asserting any individual or direct claims arising out of, relating to, or in connection with the Settlement or resolution of the Action.

7.5                                 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.6                                 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by reference.

7.7                                 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.8                                 This Stipulation and the Exhibits hereto constitute the entire agreement among the parties hereto, and no representations, warranties, or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

7.9                                 Lead Counsel, is expressly authorized by the Representative Plaintiff to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms, and also is expressly authorized to enter into any modifications or amendments to the Stipulation which Lead Counsel deems appropriate.

7.10                           Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

7.11                           The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

7.12                           The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

7.13                           The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.14                           This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered and to be wholly performed in the State of South Carolina, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of South Carolina without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the parties have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 30, 2010.

BERGER & MONTAGUE, P.C.

/s/ Sherrie R. Savett
Sherrie R. Savett, Esq. (admitted pro hac vice) Russell D. Paul, Esq. (admitted pro hac vice) Jeffrey L. Osterwise
1622 Locust Street
Philadelphia, PA 19103
215.875.3000 (Telephone)
215.875.4604 (Facsimile)

HARRIS & HUGE LLC

/s/ Theodore Huge
Theodore Huge, Esq.
Federal Bar No. 9508
218 King Street, Suite 200 Charleston, SC 29401
843.805.8031 (Telephone) 843.805.8034 (Facsimile)

Attorneys for Representative Plaintiff Duaine Galbraith

KING & SPALDING LLP

/s/ M. Robert Thornton
M. Robert Thornton (admitted pro hac vice) Michael R. Smith (admitted pro hac vice) Benjamin Lee (admitted pro hac vice)
David E. Meadows (admitted pro hac vice)
1180 Peachtree Street N.E.
Atlanta, GA 30309
404.572.4600 (Telephone)
404.572.5100 (Facsimile)

NELSON MULLINS RILEY & SCARBOROUGH LLP

/s/ Eleni M. Roumel/MRT
Eleni M. Roumel
151 Meeting Street
Charleston, SC 29401
843.534.4112 (Telephone)
843.534.4223 (Facsimile)

Attorneys for Nominal Defendant Force Protection, Inc.; and Individual Defendants Frank Kavanaugh; Gordon R. McGilton; Michael Moody; Michael S. Durski; Raymond W. Pollard; Jack Davis; Roger G. Thompson, Jr.; John S. Day; John W. Paxton, Sr.; Gale Aguilar; and R. Scott Ervin

Exhibit A: Settlement Proposal

Exhibit A to Stipulation of Settlement

MEMORANDUM

To:	Robert Thornton
King & Spalding

From:	Sherrie Savett
Russell Paul
Berger & Montague, P.C.

Date:	September 16, 2010

Re:	Settlement Proposal
In re Force Protection, Inc. Derivative Litigation, No. 2:08-1907-CWH
United States District Court for the District of South Carolina, Charleston Division

We have carefully reviewed reports of the U.S. Government related to Force Protection, Inc. (the Company), public filings of the Company, the Company’s Certificate of Incorporation and By-Laws, charters of the Audit Committee, Compensation Committee and Governance Committee, the Company’s Corporate Governance Guidelines and over 11,000 pages of documents produced to us by the Company for purposes of settlement discussions. Based on our review of these documents, and our face-to-face meeting on July 27, 2008 in which defendants proposed a settlement consisting of corporate governance changes only, plaintiffs make the following counter-proposal.

After the commencement of derivative litigation on behalf of the Company in 2008, the Company implemented certain remediation actions to correct past harm to the Company and prevent future harm. The Company acknowledges that these actions were taken after the commencement of the derivative litigation and in significant part in reaction to that litigation. These actions were taken by the Company to strengthen its corporate governance and internal controls and many of them are not required by existing law. These actions include the following:

Personnel

1.         Appointment of New Chief Executive Officer and President

2.         Appointment of New Chief Operating Officer

3.         Appointment of New Chief Financial Officer

4.         Appointment of Chief Strategy Officer, General Counsel and Corporate Secretary

5.         Appointment of Executive Vice President, Total Life Cycle Support

6.         Appointment of New Finance Department Staff Including

(a) VP and Corporate Controller

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(b) VP Government Compliance

(c) VP Cost Accounting and Estimating, and Director, SEC Reporting

(d) Manager & Controller

(e) Director of Internal Audit

7.         Appointment of Executive Committee and Senior Leadership Advisory Council

8.         Appointment of New Director of Investor Relations

Advisors

1.         Appointment of a new PCAOB registered independent public accounting firm (Grant Thornton, LLP)

2.         Appointment by management of SEC and Disclosure Counsel

3.         Appointment of independent Compensation Committee Consultant for executive compensation (Hewitt Associates)

4.         Appointment of a new Registered Stock Transfer Agent (formerly National City Bank and now Computershare)

Board Governance

1.         Appointment of independent Lead Director

2.         Addition of three new outside directors

3.         Revision of committee charters (Audit and Compensation Committee)

4.         Adoption of Shareholder Communication Process and establishment of Directors’ email address

5.         Formation of Board of Directors’ Governance Committee and adoption of committee charter

6.         Website disclosure of Board and Committee information and charters; posting of SEC filings; posting of Code of Conduct and Ethics

7.         Approval of Executive Compensation Program on annual basis by Compensation Committee of Board of Directors

8.         Completion of annual Board and Committee self-assessments

9.         Introduction to Board of Continuing Education opportunities

10.       Expansion of independent members of the Board of Directors

11.       Approval by stockholders of 2008 Stock Plan

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12.       Enhanced Proxy Statement disclosures

13.       Attendance at Audit Committee meetings by external newly appointed independent auditors

14.       Appointment of Audit Committee of external legal counsel

15.       Review and approval of financial statements by Audit Committee

16.       Executive sessions of independent members of the Board and Committees

17.       Regular executive sessions of the Audit and Compensation Committees with advisors and key management personnel

18.       Review of all material SEC communications with Audit Committee

Company Policy and Procedures

1.         Adoption of General Authorization to Executive Contracts Perform Acts by Board of Directors

2.         Establishment of internal Disclosure Committee comprised of senior management and sponsored by the CEO and CFO

3.         Disclosure Committee provides a direct report to the Audit Committee

4.         Disclosure Committee also responsible for sub-certification process in connection with preparation of quarterly and annual reports

5.         Adoption of Regulation FD Policy

In addition to the remediation already undertaken by the Company, plaintiffs in In re Force Protection, Inc. Derivative Litigation, No. 2:08-1907-CWH, propose that the following additional new or enhanced corporate governance and internal control measures be implemented and/or be made obligations of the Company for a period of at least three (3) years per Section I.D below. These proposed measures were specifically requested by counsel for plaintiffs in the course of settlement discussions.

I.      Corporate Governance Proposals:

A.    Board of Directors:

1.         Board Oversight. The Board of Directors (“Board”) will adopt a resolution stating that the Company’s long term compliance objectives will include:

a.         operating in compliance with all applicable DCAA guidelines and requirements; and

b.         maintaining its ISO 9001:2008 Quality system practices certification.

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2.         Director Qualifications. The Company will enhance its director qualifications standards, as follows:

a.         amending the Company’s Corporate Governance Guidelines to add “experience in or with Companies that do business with the U.S. Government or foreign governments” as a factor to be considered in the nomination or selection of a director.

3.         Tone-From-the-Top Communication.

a.         CEO and Compliance Officer to issue periodic communications regarding a culture of compliance and performance with integrity.

b.         CEO to meet at least annually with senior management.

4.         Training and Education.

a.         CFO to report on the Company’s institution of an on-going formal management and staff education program regarding internal control procedures, processes and systems, which education program the Audit Committee is to review and approve annually.

b.         To provide annual reports to the Audit Committee on pertinent topics relating to the Company’s business processes and accounting systems.

c.         Board members to have at least one annual on-site visit to a Company operating unit, to facilitate board members familiarizing themselves on operations of that unit and interaction with operating personnel as appropriate.

B.    Audit Committee to have an increased role:

1.         To be responsible for Government Regulatory Compliance and specifically:

a.         to immediately review any report issued by DCAA, OIG, TACOM or any other government body, department or agency, U.S. or foreign, and immediately task the appropriate Board committee for oversight and management employees with correcting any deficiencies contained in those reports.

b.         to report any material development relating to Government Regulatory Compliance to the Board at each Board meeting.

c.         the new VP Government Compliance is to report directly to the Audit Committee and the CFO.

2.         To be responsible for the oversight of the internal control functions of the Company, including internal controls over legal, regulatory and government standards compliance.

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a.         To oversee internal audit departments’ performance of both operational and financial audits.

b.         To review and approve the internal audit function at least annually (currently no time frame in Audit Committee Charter).

c.         To review with the internal finance and audit staff the internal system of audit and financial controls and the results of internal audits at least annually (currently no time frame in Audit Committee Charter).

d.         To annually review and approve the Company’s annual internal audit plan and to review and approve the internal control procedures.

e.         To review and ratify an annual training program for any internal audit staff hired directly by the Company and ratify the retention of any staffing company or outside consultant providing internal audit staff to the Company.

f.          To review and approve an on-going formal management and staff education program regarding internal control procedures, processes and systems.

3.         To receive and review at least semi-annually reports of any violations of the Company’s internal controls and compliance standards, including those reports received through the anonymous procedures established by the Company, and to make recommendations for changes based on the review of those reports.

4.         To have management report on internal controls and accounting policies, with the opportunity to question management in response.

5.         Ensure that management has adopted an annual training program for finance department staff, including SEC reporting updates.

6.         Approve the appointment of the PCAOB registered independent public accounting firm on an annual basis.

7.         Ratify management’s appointment of SEC and Disclosure Counsel on an annual basis.

8.         Ensure that management has adopted a written manual setting forth the Company’s critical accounting policies.

9.         To receive and review, at least annually, a formal communication from the Company’s outside auditors that discloses and discusses any material weaknesses or significant internal control deficiencies relating to internal controls over financial reporting identified during the course of their audit(s). This communication would be expected to include significant deficiencies identified during their audit(s) related to the Company’s information systems supporting proper financial reporting, cost estimation and the accumulation and billing of costs, among others.

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10.       To meet 5 times per fiscal year (currently it is at least 4)

11.       General Counsel to report on a regular basis regarding regulatory and government reports

C.    Independent Director Membership on Specified Board Committees. Only independent directors may serve on the Audit Committee, the Compensation Committee and the Governance Committee.

D.    Duration: Company must comply with the agreed-upon corporate governance changes for at least 3 years, provided that any Company governance provision may be altered or removed by the Board if the board makes a determination that such governance provision: (a) materially conflicts with the Company’s best interests; (b) violates, conflicts, or differs with any law, regulation or rule applicable to the Company; or (c) conflicts with any amendment to the Company’s articles of incorporation or bylaws approved by the Company’s shareholders.

E.     Additional responsibilities of newly appointed Director of Internal Audit:

1.         To be responsible for internal accounting controls, systems and procedures and is required to make at least four reports per year to the Audit Committee.

2.         This management position is to be maintained for a period of at least three (3) years, in accordance with Section I.D above.

F.     CFO:

1.         To continuously monitor and improve internal accounting and operational controls.

2.         Remain the Sponsor, along with the CEO, of the Disclosure Committee comprised of senior management

G.    Additional requirement for the recently established Disclosure Committee:

1.         To meet four times per year.

2.         To file quarterly reports with the Audit Committee.

3.         To consist of broad representation of management, including legal, finance, operations and business development.

H.    Insider Selling: An enhanced insider trading compliance policy substantially in the form attached hereto as Exhibit 1 will be adopted and maintained by the Company.

I.      Compliance Program: Information and materials concerning the Company’s Compliance Program will be disseminated on a quarterly basis and make clear the procedures for reporting any fraud or non-compliance and that there will be no retaliation or negative consequences for any person who makes a report.

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II.    Internal Controls Will Be Strengthened, Enhanced, Or Made Obligatory in the Following Ways:

•      Financial and operational risk assessment to be conducted annually during business cycle testing.

•      Establishment of an Internal Audit function and SOX Steering Committee to monitor remediation of any deficiencies.

•      Monitor proper segregation of duties between IT and accounting staff.

•      Ensure the performance of timely monthly and quarterly reconciliations between general ledger accounts and the associated subsidiary ledgers.

•      Ensure that inventory is randomly and periodically counted, costed and compared to perpetual records for accuracy.

•      Ensure that physical inventory counts are supervised by department manager or appropriate personnel.

•      Ensure that procedures are implemented to properly accumulate the costs of materials, direct labor and overhead in accordance to the costing methods used by the Company.

•      Ensure that there are periodic reviews of such procedures by the Board.

•      Ensure that those personnel involved in cost estimation have the proper training and understanding of government contracting.

•      Ensure that the appropriate personnel outside of the cost estimation function review the cost estimate for reasonableness.

•      Ensure that material production issues are presented to and reviewed by the Board of Directors Ensure that the Board of Directors is advised on the status of all material customer relationships on a regular basis, and any material changes thereto as soon as such changes occur or become reasonably foreseeable.

III.   Monetary Payment:

A payment of $2,250,000 shall be made to the Company by its D&O insurers. This payment is in consideration of all claims made and, in particular, the costs of investigations, necessary additional auditing and remediation of the Company’s substandard and poor internal accounting, financial and operational controls and the additional auditing costs associated with the 2007 Restatement. Defendants have represented that these costs, along with legal fees paid by the Company associated with the securities class action and derivative suits, totaled more than $6.6 million and plaintiff has alleged that these costs were necessitated by the Individual Defendants’ breach of fiduciary duties, lack of oversight and the improper internal financial and operational controls present at the Company. The Individual Defendants deny these allegations.

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Exhibit 1: Insider Trading Policy

INSIDER TRADING POLICY

Policy Name:	Level:	Policy Number:
Insider Trading Policy	Corporate-Level	Legal.005.012

1.0          Policy Statement:

In the course of their work, members of the board of directors, officers and employees may become aware of information that has not been made public and which, if publicly disclosed, could affect the market price of Force Protection common stock (“Company Stock”) and enable the possessor of the information to realize a profit or avoid a loss by trading in Company Stock or a security whose value is determined by the value of Company Stock (such as puts, calls or other derivative securities). Such information is referred to herein as “Material Nonpublic Information.” This policy is designed to prevent insider trading or allegations of insider trading and to protect the Company’s reputation for integrity and ethical conduct.

It is a violation of law for any person to purchase or sell Company Stock or related derivative securities, or to tip others who may purchase or sell Company Stock or related derivative securities, on the basis of Material Nonpublic Information known to that person. Violations could potentially result in substantial civil and criminal fines, and even imprisonment. It is also against Company policy for any individual in the Company who may have nonpublic or unpublished knowledge about any customer or any other company to purchase or sell the securities of those companies.

2.0          Rule / Scope:

Potential penalties for insider trading violations include imprisonment for up to 10 years (25 years if it constitutes fraud), civil fines of up to three times the profit gained or loss avoided through the trade, and criminal fines of up to $1 million. In addition, a company whose employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s insider trading violations. All members of the board of directors, officers and employees and their family members of Force Protection Inc. or its affiliates or subsidiaries must comply with this policy. Employees are encouraged to ask questions and seek any follow-up information that they may require with respect to the matters set forth in this policy. Please direct all questions to the Legal Department or as specified on the Company’s intranet website.

Initiated By:	Approving Authority	Date Issued/Revised
Lenna Ruth Macdonald	Michael Moody	September (xx), 2010
General Counsel	Chairman, Board of Directors

1

Force Protection Inc.’s policy, applicable to all members of the board of directors, officers and employees, prohibits trading, and tipping others who may trade, when you are in possession of material, nonpublic information.

What information is material? All information that an investor might consider important in deciding whether to buy, sell, or hold securities is considered material. Information that is likely to affect the price of a company’s securities is almost always material. Examples of some types of material information are:

•                  financial results or expectations for the quarter or the year

•                  financial forecasts

•                  changes in dividends

•                  possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies

•                  changes in customer relationships with significant customers

•                  obtaining or losing important contracts

•                  important product developments

•                  major financing developments

•                  major personnel changes

•                  major litigation developments

What is nonpublic information? Information is considered to be nonpublic unless it has been effectively disclosed to the public. Examples of public disclosure include public filings with the Securities and Exchange Commission and company press releases. Not only must the information have been publicly disclosed, but there must also have been adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered nonpublic until the second business day after public disclosure.

What transactions are prohibited? When you know material, nonpublic information about Force Protection Inc., you, your spouse and members of your immediate family living in your household are prohibited from the following activities:

•                  trading in our company’s securities (including trading in puts and calls for our securities)

•                  directing others to trade for you in our securities(1)

•                  disclosing the information to anyone else who might then trade

•                  exercising stock options if any of the option shares are to be immediately sold (for the avoidance of doubt, the forfeiture of shares to the Company to cover tax liabilities arising from the vesting of an equity award or the exercise price of an option award is permitted; however, cashless exercises by a broker are not permitted)

(1)  Nothing in this Insider Trading Policy shall prohibit trading pursuant to a valid and approved trading plan properly established pursuant to SEC Rule 10b5-1.

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Neither you nor anyone acting on your behalf nor anyone who learns the information from you (including your spouse and family members) can trade. This prohibition continues whenever and for as long as you know material, nonpublic information.

Although it is most likely that any material, nonpublic information you might learn would be about Force Protection Inc. or its subsidiaries, these prohibitions also apply to trading in the securities of any company (such as a potential merger partner) about which you learn material, nonpublic information through your employment with Force Protection Inc.

Additionally, these prohibitions also apply to (1) trading any securities of Force Protection that are not owned at the time of the sale (a “short sale”) and (2) to buying or selling puts, calls or exchange-traded options in respect of Force Protection’s securities. These transactions are speculative in nature and may involve a “bet against the Company” which is inappropriate for an insider. You should be aware that most hedging strategies promoted by brokerage firms involve these types of trades and are prohibited by Force Protection.

3.0          Procedures:

To help to avoid the possible misuse of Material Nonpublic Information, the Company requires its employees to observe the following policies:

(a)                                  A member of the board of directors, officer or employee may not purchase or sell Company Stock or a related derivative security, and members of his or her immediate family sharing the same household may not purchase or sell Company Stock or a related derivative security, when that director, officer or employee has Material Nonpublic Information or during any Company Blackout Period. Upon start of employment all new hires shall receive a copy of this Policy and shall sign and return the Acknowledgment Form attached as Attachment A which will be supplemental to acknowledgment received from the distribution of the Company’s Code of Conduct and Ethics.

The Company Blackout Period usually commences on the last day of any fiscal quarter and expires at the close of business on the second business day after the filing of a periodic report (on Form 10-Q, Form 10-K or otherwise), or the release of earnings by a press release or current report, whichever may be earlier, with the SEC. However, the Company may announce an additional Blackout Period at any time due to business circumstances. Any additional Blackout Period will be announced by email and posted internally on the Company’s intranet website.

The Company is required to file certain current and periodic reports with the SEC. Typically, a Quarterly Report on Form 10-Q is filed within forty (40) days after the end of each calendar quarter, and an Annual Report on Form 10-K is filed within seventy-five (75) days after the end of the fiscal (calendar) year. The period commencing on the third business day after the filing of the Form 10-Q or Form 10-K and press release, whichever is earlier, has been disseminated to the public, and ending on the last day of the next fiscal quarter, is considered the

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“trading window” for members of the board of directors, officers and employees to purchase or sell Company Stock because much of what had been Material Nonpublic Information is disclosed in those releases. Further, an announcement about the commencement and termination dates for the trading window are distributed internally by email and posted internally on the Company’s intranet website.

However, even if within a trading window period, the Company’s directors, officers, other Senior Leadership Team members, the Corporate Controller and other identified employees must pre-clear all transactions in Company Stock. If an employee is uncertain about the legal rules involving the purchase or sale of Company Stock or any securities in companies with which he or she is familiar by virtue of his or her work for the Company, that employee should consult with the Company’s Legal Department before making any such purchase or sale.

(b)                                 An employee may not reveal or disclose Material Nonpublic Information to anyone other than in the regular course and scope of his or her employment and then only on a “need to know” basis. When Material Nonpublic Information is communicated to another person, the employee should ensure that the recipient knows that the information is Material Nonpublic Information and is aware of the relevant requirements of the law and these policies.

(c)                                  Unless an employee has been assigned the task by the Chief Executive Officer, an employee shall not answer inquiries concerning Company affairs from analysts or other representatives of the financial community or representatives of news organizations or other media, but shall refer these inquiries to the Chief Executive Officer, Director of Investor Relations or their designee. Further, no employee of Force Protection Inc. is permitted to discuss confidential financial or business information regarding Force Protection, either in his or her own name or anonymously, and whether from the office or outside the office, on any Internet “chat” site or message board.

The following additional policies apply to Company members of the board of directors, officers, other Senior Leadership Group members, the Company  Controller and other identified employees:

(a)                                  Senior Leadership Group members will ensure that all employees who report to them are aware of the requirements of law and these policies relating to Material Nonpublic Information. All officers, members of the Senior Leadership Group and any other identified employees Policy and shall receive a copy of this Policy and shall sign and return the Acknowledgment Form attached as Attachment A upon receipt of an equity and/or option grant.

(b)                                 A director, officer, other Senior Leadership Group member, Company Controller or other identified financial department employee may acquire

4

Company Stock for investment but may not trade in Company Stock for short-term profit or purchase or sell derivative securities related to Company Stock.

(c)                                  A director, officer, other Senior Leadership Group member, Corporate Controller or other identified employee may not recommend or express any opinion as to the desirability of purchasing, holding or selling Company Stock or a related derivative security.

(d)                                 All members of the board of directors, officers, other Senior Leadership Group members, the Corporate Controller and other identified employees must pre-clear any transaction in Company Stock. This means that a document clearing the transaction should be received from the Legal Department prior to the director, officer, other Senior Leadership Group member, Corporate Controller or other identified employee initiating the proposed transaction in Company Stock. In order to obtain a pre-clearance, a request should be sent to the Legal Department in writing which includes the type of transaction, proposed date, Company Stock ownership information, broker (if any) and quantity of Company Stock. A written response will be provided from the Legal Department for all written requests. Pre-clearance of a transaction is valid only for a 48-hour period. Information regarding the completed transaction (including, but not limited to, the transaction date, quantity of the transaction in Company Stock, ownership and transaction price) must be communicated to the Legal Department not more than two business days after the transaction. Company executive officers may request assistance through the Legal Department with the filing of Section 16 reports on Forms 3, 4 or 5 with the SEC. Even if you receive pre-clearance and it is during a trading window, you, your spouse and any member of your immediate family sharing your household may not trade in securities of Force Protection if you are in possession of material, nonpublic information about Force Protection. In other words, the procedures set forth herein are in addition to the general insider trading policy and are not a substitute therefore.

(e)                                  Post-Trade Reporting: You or your broker is required to confirm to the Legal Department the details of any transaction in securities of Force Protection by you, your spouse or any immediate family member sharing your household not later than the two business days after the transaction is completed. Each report you or your broker makes to the Legal Department should include the date, quantity and price at which the transaction was effected. We will provide a form which you may use to instruct your broker to release this information to us. Copies of any Form 144 filings and any representation letters signed for the broker should also be provided.

(f)                                    The foregoing reporting requirement is designed to help monitor compliance with the Insider Trading Procedures set forth herein and to enable Force Protection to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934 to comply with such reporting obligations.

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Each executive officer and member of the board of directors, however, and not Force Protection, is personally responsible for ensuring that his or her transactions do not give rise to “short- swing” liability under Section 16 and for filing timely reports of transactions with the SEC as required.

Questions About this Policy

Compliance by all employees with this policy is of the utmost importance both for you and for Force Protection Inc. If you have any questions about the application of this policy to any particular case, please contact the Legal Department immediately.

Your failure to observe this policy could lead to significant legal problems for you and the company, as well as other serious consequences, including termination of your employment.

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4.0          Authority:

Approving Officer:

Michael Moody
Chairman, Chief Executive Officer & President

September [xx], 2010

[Acknowledgement page follows.]

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Attachment A

ACKNOWLEDGEMENT

I have read Force Protection’s Statement of Company Insider Trading Policy. I understand that, if I am an employee of Force Protection, my failure to comply in all respects with Force Protection’s policies, including the Insider Trading Procedures set forth herein, is a basis for termination of my employment from Force Protection and any subsidiary thereof to which my employment now relates or may in the future relate.

X

Name:	Date:

This document states a policy of Force Protection Inc. and is not intended to be regarded as the rendering of legal advice.

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5.0          Revision History:

Revision Date:	Description of Revision:	Approver Title	Approver Name	Digital Signature (most current only)
<[month] [day], [year]>	<description of revision>

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Exhibit B: [Proposed] Order Preliminarily Approving Settlement and
Approving the Form and Manner of Notice

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

)
)
)
IN RE FORCE PROTECTION, INC.	)	Master File No. 2:08-1907-CWH
DERIVATIVE LITIGATION	)
	)	Consolidated with Case Nos.
	)	2:08-1904-CWH; 2:08-1998-CWH
	)	2:08-2019-CWH
)
)

[PROPOSED] ORDER PRELIMINARILY APPROVING
SETTLEMENT AND APPROVING THE FORM AND MANNER OF NOTICE

The parties to the above-captioned consolidated derivative action (the “Action”), having applied for an Order to approve preliminarily the proposed settlement of the Action in accordance with the Stipulation of Settlement entered into by the parties on September 30, 2010 (the “Stipulation”), and for the dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation, and the Court having read and considered the Stipulation and accompanying documents, and all parties having consented to the entry of this Order,

NOW, THEREFORE, this            day of                                     , 2010, upon application of the parties, IT IS HEREBY ORDERED as follows:

1.                                      Except for the terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2.                                      The Court finds the Representative Plaintiff to be an adequate representative for purposes of the Settlement.

3.                                      The Settlement appears to be the product of serious, informed, and non-collusive negotiations conducted in good faith and with due care, has no obvious deficiencies, provides substantial value to the Company, and falls within the range of possible approval, and, therefore, merits further consideration.

4.                                      The Court preliminarily finds that the Settlement is fair, reasonable, adequate and in the best interests of the Company and its shareholders.

5.                                      Lead Counsel and counsel for the Defendants are authorized to take any action required by the Stipulation or such other acts that are reasonably necessary to consummate the proposed Settlement set forth in the Stipulation.

6.                                      The Court has scheduled a Settlement Hearing, which will be held on                          , 2010, at                      .m., at the United States District Court for the District of South Carolina, Charleston Division, 85 Broad Street, Charleston, South Carolina 29401, to consider:

a.                                      Whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Force Protection and Force Protection shareholders;

b.                                      Whether a Judgment and Order of Dismissal With Prejudice in the form submitted by the parties with the Stipulation, dismissing the Action with prejudice, releasing the Released Claims as to the Released Persons, and enjoining the prosecution of any and all Released Claims as against the Released Persons, with each party to bear its, his, or her own costs except as otherwise provided, should be entered by the Court;

c.                                       Lead Counsel’s request for an award of attorneys’ fees and expenses; and

d.                                      Such other matters as the Court may deem necessary and appropriate.

7.                                      The Court reserves the right to adjourn the Settlement Hearing or modify any of the dates set forth herein without further notice to the Company’s shareholders.

8.                                      The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Action and without

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further notice to the Company’s shareholders.

9.                                      The Court approves, as to form and content, the “Notice of Settlement of Force Protection, Inc. Derivative Action” substantially in the form of Exhibit D attached to the Stipulation (the “Notice”) and the “Summary Notice of Settlement of Force Protection, Inc. Derivative Action” substantially in the form of Exhibit E attached to the Stipulation (the “Summary Notice”). , to be mailed to all Company shareholders of record as of October 4, 2010. The Court finds that (1) mailing of the Notice to all Company shareholders of record as of October 4, 2010, together with (2) publication of the Summary Notice in the national edition of Investor’s Business Daily, USA Today, Charleston Post and Courier, once over PR Newswire, and via a Form 8-K furnished to the Securities and Exchange Commission, meets the requirements of the Due Process Clause of the Fourteenth Amendment of the United States Constitution and any other applicable laws, and constitutes valid, due, reasonable, and sufficient notice of all matters relating to the Settlement.

10.                               All costs incurred in publishing the Notice and Summary Notice shall be paid by the Company.

11.                               The Settling Parties and their representatives shall undertake administrative responsibilities for providing notice to the Company’s shareholders as follows:

a.                                      No later than                               ,         , 2010, Representative Plaintiff shall cause a copy of the Notice to be mailed to all Company shareholders of record as of October 4, 2010.

b.                                      No later than                                   ,         , 2010, Representative Plaintiff shall cause a copy of the Summary Notice to be published once in the national edition of Investor’s Business Daily, USA Today, Charleston Post and Courier, and once over PR

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Newswire;

c.                                       No later than                               ,         , 2010, the Company shall cause a copy of the Summary Notice and of the Stipulation to be filed with the United States Securities and Exchange Commission as exhibits to a current report on Form 8-K; and

d.                                      At least seven (7) days prior to the Settlement Hearing, Lead Counsel and Company Counsel shall file with the Court and serve on Lead Counsel proof, by affidavit or declaration, of such publication.

12.                               All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further Order of this Court. Until further Order of the Court, Representative Plaintiff, the Company, Lead Counsel, and all of the Company’s shareholders, either directly, representatively, derivatively, or in any other capacity, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action or proceeding in any court or tribunal asserting any of the Released Claims against the Released Persons.

13.                               Any Force Protection shareholder may appear and show cause if he, she, or it has any reason why the proposed Settlement of the Action should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to Lead Counsel; provided, however, that no Force Protection shareholder shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Lead Counsel, unless that person files and serves his, her, or its objection at least ten (10) days prior to the date of the

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above referenced hearing, in accordance with the terms and conditions for objecting set forth in the Notice.

14.                               If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, a Judgment shall be entered as described in the Stipulation.

15.                               In the event that the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated, fails to become effective in accordance with its terms, is materially modified on appeal or remand, or is voided under ¶6.4 of the Stipulation, the Settling Parties shall be restored to their respective positions in the Action as of September 20, 2010. In such event, the terms and provisions of the Stipulation, with the exception of paragraphs 3.1(i), 6.2, 6.3, 7.3, and 7.14 therein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated with retroactive legal effect.

IT IS SO ORDERED.

DATED:
THE HONORABLE C. WESTON HOUCK UNITED STATES DISTRICT JUDGE

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Exhibit C: [Proposed] Judgment and Order of Dismissal with Prejudice

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

)
)
)
IN RE FORCE PROTECTION, INC.	)	Master File No. 2:08-1907-CWH
DERIVATIVE LITIGATION	)
	)	Consolidated with Case Nos.
	)	2:08-1904-CWH; 2:08-1998-CWH
	)	2:08-2019-CWH
)
)

[PROPOSED] JUDGMENT AND ORDER
OF DISMISSAL WITH PREJUDICE

A hearing having been held before this Court on                                                    , 2010, pursuant to the Court’s Order of                                          , 2010 preliminarily approving the Settlement and the form and manner of notice (the “Preliminary Approval Order”), upon the Stipulation of Settlement entered into by the parties, dated as of September 30, 2010 (the “Stipulation”), providing for the settlement of the above-captioned consolidated derivative action (the “Action”), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the Preliminary Approval Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement and dismissal with prejudice of the Action upon the terms and conditions set forth in the Stipulation (the “Settlement”); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Preliminary Approval Order; the Court having determined that notice to the shareholders of Force Protection, Inc. (“Force Protection” or the “Company”) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this              day of                                 , 2010, that:

1.                                      Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Stipulation.

2.                                      Having considered the Settling Parties’ submissions, the Court hereby approves the Settlement set forth in the Stipulation and finds that said Settlement is, in all respects, fair, just, reasonable, and adequate to the Company and the Company’s shareholders.

3.                                      The Action and the Released Claims are dismissed with prejudice on the merits as to all Settling Parties. All parties are to bear their own costs, except as explicitly provided in the Stipulation and in this Judgment and Order of Dismissal With Prejudice (“Judgment”).

4.                                      The Court finds that the Stipulation and Settlement contained therein are fair, just, reasonable, and adequate as to each of the Settling Parties, and that the Stipulation and Settlement contained therein are hereby finally approved in all respects, and the Settling Parties are hereby directed to perform its terms.

5.                                      This Judgment shall not constitute any evidence of or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and shall not be deemed to create any inference that there is any liability therefrom.

6.                                      The Court finds that the agreed upon attorneys’ fees and reimbursement of expenses to Lead Counsel of $2.3 million is fair, reasonable, and appropriate because the Settlement confers a substantial benefit on the Company and the Company’s shareholders.

7.                                      As used in this Judgment And Order of Dismissal With Prejudice, the following terms shall have the meanings set forth below:

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(a)                                 “Released Claims” shall mean any and all claims (including “Unknown Claims” as defined in ¶ 1.17 of the Stipulation), demands, rights, actions, causes of action, liabilities, damages, losses, or obligations belonging to the Company (whether asserted by the Company or any Force Protection shareholder or any other person derivatively on behalf of the Company) whether or not characterized or plead in that manner, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, or could have been, asserted in this Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal or state securities laws, or otherwise) whether legal, equitable, or any other type or in any other capacity against the Released Persons which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in any and all complaints filed in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action; provided, however, that “Released Claims” shall not be construed to limit or release (i) any claims to enforce the terms of the Stipulation or (ii) any claims by Force Protection or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Force Protection. It is the intent of the Settling Parties that no action

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may hereafter be brought by the Company or prosecuted derivatively on behalf of the Company which arises from or relates to the subject matter of the Action, and the Judgment entered in the Action will accordingly bar all Released Claims from being asserted against the Released Persons by the Company or derivatively by any Force Protection shareholder or any other person on the Company’s behalf.

(b)           “Released Persons” means the Individual Defendants in the Action and all present and former directors, officers, employees, agents, and representatives of the Company, including any of their families, associates, and each and all of their respective past, present, or future representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, partners, personal representatives, estates, administrators, predecessors, successors, and assigns, but excluding the Company’s and Released Persons’ insurers.

8.             Upon the Effective Date, the Representative Plaintiff, the Company, and any shareholder of the Company claiming in the right of, or on behalf of the Company shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever waived, released, relinquished, and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Persons.

9.             Upon the Effective Date, the Representative Plaintiff shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished and discharged all individual or direct claims against the Released Persons, the Company, and the Company’s insurers which have arisen, could have arisen, arise now, hereafter arise out of, or

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relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in the complaints in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action.

10.           Upon the Effective Date, each of the Individual Defendants and their estates or administrators, and the Company and its parent entities, affiliates, subsidiaries, partnerships or joint ventures shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Representative Plaintiff and Lead Counsel from all claims or demands arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims.

11.           Representative Plaintiff, the Company’s shareholders, and the Company are hereby forever barred and enjoined from prosecuting the Released Claims against the Released Persons.

12.           The releases contained herein shall not be construed to limit or release (i) any claims to enforce the terms of the Stipulation or (ii) any claims by Force Protection or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Force Protection.

13.           Any appeal from any order relating to the award of reasonable attorneys’ fees and expenses or reversal or modification thereof, shall not modify, terminate, or cancel the Settlement set forth in the Stipulation, or affect or delay the finality of this Judgment.

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14.           The “Notice of Settlement of Force Protection, Inc. Derivative Litigation” and “Summary Notice of Settlement of Force Protection, Inc. Derivative Litigation” given to the Company’s shareholders in accordance with the Preliminary Approval Order provided adequate notice of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice met the requirements of the Due Process Clause of the Fourteenth Amendment of the United States Constitution and any other applicable laws.

15.           Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any of the Released Persons or the Company; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omissions of any of the Released Persons or the Company in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Released Persons or the Company may file the Stipulation and/or the Judgment in any action that may be brought or is pending against the Released Persons and/or the Company asserting any Released Claims in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion, issue preclusion or similar defense or counterclaim, or to enjoin further prosecution of any such action. The Released Persons and/or the Company also may file the Stipulation and/or the Judgment in any action that may be brought by Representative Plaintiff against the Released Persons and/or the Company asserting any individual or direct claims arising out of, relating to, or in connection with the Settlement or resolution of the Action.

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16.           Without affecting the finality of this Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement, including attorneys’ fees and expenses.

17.           In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, is materially modified on appeal or remand, or is voided under ¶6.4 of the Stipulation, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

18.           There being no just reason for delay, the Clerk of the Court is ordered to enter this Judgment and Order of Dismissal With Prejudice forthwith.

IT IS SO ORDERED.

DATED:
THE HONORABLE C. WESTON HOUCK UNITED STATES DISTRICT JUDGE

7

Exhibit D: Notice of Settlement of Force Protection, Inc. Derivative Action

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

)
)
)
IN RE FORCE PROTECTION, INC.	)	Master File No. 2:08-1907-CWH
DERIVATIVE LITIGATION	)
	)	Consolidated with Case Nos.
	)	2:08-1904-CWH; 2:08-1998-CWH
	)	2:08-2019-CWH
)
)

NOTICE OF SETTLEMENT OF
FORCE PROTECTION, INC. DERIVATIVE LITIGATION

TO:         ALL PERSONS WHO OWNED FORCE PROTECTION, INC. COMMON STOCK AS OF OCTOBER 4, 2010 (“FORCE PROTECTION SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY.

THE DISTRICT COURT FOR THE DISTRICT OF SOUTH CAROLINA
(THE “COURT”) HAS AUTHORIZED THIS NOTICE TO BE SENT TO YOU.

THIS IS NOT A SOLICITATION.

This notice (the “Notice”) advises you of the proposed settlement (the “Settlement”) of derivative claims brought on behalf of Force Protection, Inc. (“Force Protection” or the “Company”) against certain of the Company’s current and former directors and officers in the above-captioned action (the “Action”). The parties to the Action have entered into a Stipulation of Settlement (the “Stipulation”), which is subject to Court approval before becoming final. As detailed below, the parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders. If the Settlement is approved by the Court, all Released Claims against all of the Released Persons (as those terms are defined in the Stipulation and described in this Notice) will be dismissed with prejudice. You are provided this Notice because records indicate you are a shareholder of Force Protection as of October 4, 2010. Unless otherwise defined herein, all capitalized terms are as defined in the Stipulation.

A hearing (the “Settlement Hearing”) is scheduled to be held on                       , 20    at                .m. before the Honorable C. Weston Houck in Room              of the United States Courthouse, 85 Broad Street, Charleston, SC 29401, for the purposes of determining, among other issues, whether to: (i) approve the Settlement as fair, reasonable, adequate, and in the best interests of Force Protection and Force Protection Shareholders; (ii) dismiss the Federal Derivative

1

Complaint (as defined below) with prejudice and extinguish and release any and all Released Claims as against the Released Persons; (iii) award attorneys’ fees and expenses to Lead Counsel; and (iv) consider such other matters as may properly come before the Court. This Notice summarizes the nature of the Action, the terms of the proposed Settlement, and your rights in connection with the Settlement and the Settlement Hearing. Nothing in this Notice constitutes a finding or view of the Court regarding the merits of the claims or defenses asserted by any party, the merits of the Settlement, or any other matter.

YOU SHOULD READ THE NOTICE CAREFULLY BECAUSE YOUR LEGAL RIGHTS MAY BE AFFECTED.

What is the Action About?

The Action(1) that is the subject of this Notice seeks recovery on behalf of Force Protection based on claims that the Individual Defendants breached their fiduciary duty to exercise reasonable and prudent supervision over the management, policies, practices, and controls of the Company; engaged in allegedly improper insider trading; issued false and misleading statements; grossly mismanaged the Company; wasted corporate assets; and were unjustly enriched.

Specifically, Representative Plaintiff alleged that the Individual Defendants failed to ensure that Force Protection maintained proper operational controls, resulting in the Company’s repeated failure to meet contractual deadlines, significant potential contractual liabilities, and a severe reduction in the Company’s competitive position. Furthermore, Representative Plaintiff alleged that the Individual Defendants, failed to ensure an adequate system of financial reporting controls, forcing the Company to investigate, prepare, and file with the Securities and Exchange Commission (“SEC”) multiple restatements of its financial statements and retain expensive consultants to remediate the Company’s internal control deficiencies, all at great financial cost to the Company. Representative Plaintiff also alleged that, through Individual Defendants’ wrongdoing that led the Company to file restated financial results, Individual Defendants exposed the Company to millions of dollars in potential liability under the federal securities laws and costs to defend securities class action lawsuits. Apart from the foregoing, Representative Plaintiff also alleged that the Individual Defendants permitted certain members of Force Protection’s senior management team to enrich themselves through, among other things, insider trading at the expense of the Company.

The Individual Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action and contend that the claims asserted against them in the Action are without merit.

What Are the Terms of the Proposed Settlement?

The Company has implemented and/or will implement enhancements to and changes in Force Protection’s corporate governance, internal accounting controls, and insider-trading policy. Certain of the provisions of the Settlement are enhancements to prior governance practices and

(1)  A derivative claim is a claim brought by a shareholder on behalf of a company, rather than on behalf of himself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

2

internal controls; others provide for adoption of certain governance reforms and new internal controls; and others are commitments to maintain current governance practices and internal controls. For a comprehensive description of the terms of the proposed Settlement, please refer to the Settlement Term Sheet, found as Exhibit A to the Stipulation (“Exhibit A”), available from the Notice Administrator, Heffler, Radetich & Saitta LLP (see below for details). You may also request a copy of Plaintiffs Brief in Support of Preliminary Approval, which further describes the provisions of the proposed Settlement and the benefits they provide to Force Protection and, therefore, also to its shareholders. As set forth in more detail in the Stipulation, the Settling Parties acknowledge and agree that the Action filed by the Representative Plaintiff, and the negotiations leading to this Settlement were a substantial factor in the decisions by the Company to adopt, implement, enhance and/or maintain the corporate governance provisions set forth in Exhibit A to the Stipulation, and that the corporate governance provisions provide a substantial benefit to the Company, including the prevention and detection of potential violations of law, regulation, and Company policy. Examples and/or a summary of the terms of the proposed Settlement appears below.

A.            Board Level Provisions

1.     The Board of Directors (“Board”) will adopt a resolution stating that the Company’s long term compliance objectives will include operating in compliance with all applicable U.S. Defense Contract Audit Agency guidelines and requirements.

2.     The Company will enhance its director qualifications standards to add “experience in or with Companies that do business with the U.S. Government or foreign governments” as a factor to be considered in the nomination or selection of a director.

3.     The Company will institute an on-going formal management and staff education program regarding internal control procedures, processes, and systems. The Audit Committee will review and approve this program annually, and the Chief Financial Officer (“CFO”) will report directly to the Board regarding this program.

B.            Audit Committee Provisions

1.     The Audit Committee will be responsible for Government Regulatory Compliance, including immediately reviewing any government report and tasking the appropriate Board Committee and management employees with overseeing and correcting any deficiencies contained in such report.

2.     The Audit Committee will be responsible for the oversight of the internal control functions of the Company, including internal controls over legal, regulatory, and government standards compliance, and will oversee the internal audit departments’ performance of both operational and financial audits.

3.     The Audit Committee will ensure that management conducts an annual training program for finance department staff, including SEC reporting updates, and adopts a written manual setting forth the Company’s critical accounting policies.

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4.     The Audit Committee will also receive and review at least annually a formal communication from the Company’s outside auditors that discloses and discusses any material weaknesses or significant internal control deficiencies relating to internal controls over financial reporting identified during their audit related to the Company’s information systems supporting proper financial reporting, cost estimation and the accumulation and billing of costs, among others.

5.     The Audit Committee will meet at least 5 times per fiscal year.

C.            Management Level Provisions

1.     The newly appointed Director of Internal Audit will be responsible for internal accounting controls, systems, and procedures and will be required to make at least four reports per year to the Audit Committee.

2.     The CFO will be required to continuously monitor and improve internal accounting and operational controls.

D.            Internal Controls Provisions

The Company must take certain specific actions to strengthen or enhance its internal accounting and financial controls. The Company has agreed to implement 11 specific internal control measures for at least the Agreed Upon Term (defined below). These measures are designed to: correct the specific deficiencies that led to the restatement of the Company’s financial statement filed on Form 10-Q for the first three quarters of 2007, including those related to the counting and costing of inventory and the cost of materials, labor, and overhead; ensure that the appropriate accounting personnel are employed; prevent financial reporting errors through annual risk assessments of Company operations and internal controls; and properly monitor remediation of all control deficiencies.

E.             Insider-Trading Compliance Policy Provisions

The Company has agreed to a new insider trading policy statement that informs directors, officers, and employees of the laws governing insider trading. This policy statement clearly sets forth what information is considered material, what information is considered nonpublic, and what transactions are prohibited under the law. The policy statement also clearly states the procedures the Company’s employees must follow in order to purchase or sell Company stock, including refraining from trading during defined blackout periods. There are additional policies applicable to directors, officers, and senior leadership group members, including having to pre-clear any transaction in Company stock. Finally, all new Company hires and all directors, officers, and senior leadership group members must sign an Acknowledgement stating that they have read Force Protection’s Statement of Company Insider Trading Policy and that their employment will be terminated if they do no comply.

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F.             The Three Year Commitment Period

The Company has agreed to maintain its commitment to the effective implementation of the provisions set forth in Exhibit A to the Stipulation for a three year period from the date the Settlement receives Court approval (the “Agreed Upon Term”).

G.            The Monetary Payment

A payment of $2,250,000 will be made to the Company by certain of its Director & Officer liability insurers. This payment is in consideration of all of the Derivative Claims and, in particular, the costs incurred by the Company that are related to those claims. Representative Plaintiff has alleged that these costs were necessitated by Defendants’ breach of fiduciary duties, lack of oversight, and the improper internal financial and operational controls present at the Company.

Information about the Settlement:

A.            What Are the Reasons for the Settlement?

The Settling Parties believe that the Settlement, as set forth in the Stipulation and Exhibit A attached thereto, confers substantial benefits upon Force Protection and its shareholders. The Settling Parties believe that the relief achieved under the Settlement provides substantial benefits to Force Protection; the Settlement places Force Protection on solid ground; and the Settlement provides a sound foundation for Force Protection’s future.

The Settlement has been achieved after significant review and analysis of over 11,000 pages of contemporaneous documents relating to the underlying claims. The detailed provisions of the Settlement reflect the results of intensive negotiations between the parties.

As reflected in the Stipulation, the parties agree that the Settlement provides substantial benefits to Force Protection and, therefore, its shareholders, and supports the prevention and detection of potential violations of law, regulation and Company policy. In recommending that the Settling Parties settle at this time under the terms and conditions set forth in the Settlement, Lead Counsel have weighed the risks of further litigation against the substantial benefits that counsel were able to obtain for Force Protection pursuant to the Settlement.

B.            What Attorneys’ Fees and Expenses Will Be Paid?

An additional term of the Settlement is the parties’ agreement that Lead Counsel will seek an award of attorneys’ fees of $2,300,000, inclusive of expenses incurred in the prosecution and settlement of the Action. Any award of fees and expenses will be paid by the Company. Lead Counsel have been retained by their client on a contingent fee basis and, thus, to date Lead Counsel have not been paid for their legal services or reimbursed for the expenses they have incurred in connection with the litigation of the Action.

The attorneys’ fees and award of expenses for which Lead Counsel will seek Court approval were the subject of arm’s-length negotiations among the Settling Parties, and these negotiations were conducted only after the principal terms of the proposed Settlement were agreed upon. The

5

Company and its counsel had a detailed understanding of the litigation and the intensive negotiation process, the nature and extent of Lead Counsel’s work throughout the litigation, and were able to call upon this knowledge in arriving at an agreed upon amount which all of the parties could support as fully reflective of the services Lead Counsel rendered to Force Protection. The Company does not oppose the request of Lead Counsel.

C.            State Court Derivative Cases on Behalf of Force Protection Against Individual Defendants

Between March 27 and May 28, 2008, a total of seven shareholder derivative complaints were filed on behalf of Force Protection alleging, in part, that the Individual Defendants breached their fiduciary duties of care and oversight in connection with the alleged misconduct described above, exposing Force Protection to substantial risk of damage, including regulatory and private investigations and litigation. An eighth shareholder derivative complaint was filed on September 23, 2010.

Four of these complaints were filed in United States District Court for the District of South Carolina, and these were consolidated into one action, known as In re Force Protection, Inc. Derivative Litigation, Master File No. 2:08-1907-CWH. This is the action to which this Notice of Settlement relates. In this Action, a single Amended Complaint was filed, and later a Second Amended Complaint was filed (the “Federal Derivative Complaint”). The allegations contained in the Federal Derivative Complaint are referred to in this Notice as the “Derivative Claims,” and the attorneys for the Representative Plaintiff in this action are referred to as “Lead Counsel.” The Settlement settles only In re Force Protection, Inc. Derivative Litigation, currently pending in the United States District Court for the District of South Carolina.

Two complaints were filed in the Court of Common Pleas in the State of South Carolina, County of Charleston. In addition, two complaints were filed in the District Court, State of Nevada, and one of these Nevada cases was transferred to the Court of Common Pleas in the State of South Carolina, County of Charleston.

This Settlement does not settle the three cases currently pending in the Court of Common Pleas in the State of South Carolina, County of Charleston, which have been consolidated (the “South Carolina Cases”), or the case filed on September 23, 2010 which is currently pending in the State of Nevada (together with the South Carolina Cases, the “State Court Cases”). It is a condition of this Settlement that the State Court Cases and any other action asserting Released Claims against Released Persons be dismissed with prejudice. In the event that they are not dismissed with prejudice, Defendants have the right to void this Settlement in its entirety. If this Settlement is approved by the Court, the Defendants intend to seek dismissal of the State Court Cases.

D.            What Will Happen at the Settlement Hearing?

The Court has scheduled a Settlement Hearing for               , at                         .m. At this hearing, the Court will hear any objections any Force Protection Shareholder may raise as to any aspect of the Settlement. At or following the hearing, the Court will determine whether the Settlement is fair, reasonable, and adequate, and determine whether to enter a final order approving the Settlement. The Court will also consider the matter of attorneys’ fees, and in what amount to

6

award attorneys’ fees and reimbursement of expenses to Lead Counsel. Pending final determination of whether the Settlement should be approved, the Settling Parties and all Force Protection Shareholders (as of October 4, 2010) are each barred and enjoined from instituting or prosecuting any action that asserts any of the Released Claims against any Released Persons.

YOU ARE NOT REQUIRED TO PARTICIPATE IN OR ATTEND THE SETTLEMENT HEARING, BUT MAY DO SO IF YOU WISH. If you are a current Force Protection Shareholder and you wish to express an objection to any portion of the Settlement, you must send a signed letter or other signed written submission with proof of you current ownership of Force Protection common stock, stating that you object to the Settlement in In re Force Protection, Inc. Derivative Litigation, 2:08-1907-CWH. You must include your name, address, telephone number, how many Force Protection shares you currently own, the date(s) on which you purchased those shares, the most recently available brokerage statement evidencing such ownership, a detailed description of your specific objections to any, matter before the Court, all the grounds for your objections, and any documents you wish the Court to consider. Mail the objection and any supporting papers to the Court and each of the attorneys listed at the addresses provided below postmarked no later than                         . YOUR OBJECTION MUST BE IN WRITING AND BE POSTMARKED BY THIS DATE TO BE CONSIDERED. If your objection is not sent in a timely manner, the Court may deem it waived and may not consider it.

Court	Lead Counsel	Defense Counsel
Clerk of the Court United States Courthouse 85 Broad Street Charleston, SC 29401	Sherrie R. Savett, Esq. Russell D. Paul, Esq. Berger & Montague, P.C. 1622 Locust Street Philadelphia, PA 19103	M. Robert Thornton, Esq. Benjamin Lee, Esq. KING & SPALDING LLP 1180 Peach Street, N.E. Atlanta, GA 30309

The Court will consider your written objection whether or not you choose to attend the Settlement Hearing. You may also choose to retain your own lawyer at your own expense to represent you with respect to any objections you may have. If you or your lawyer would like to speak at the Settlement Hearing, in addition to your objection, described above, you must send a letter to the Clerk of the Court, Lead Counsel, and Defense Counsel, at the addresses provided above, stating that you intend to appear and speak at the Settlement Hearing. The letter must include the names of any witnesses you may call to testify and must identify any documents you intend to introduce into evidence at the Settlement Hearing. Your letter must be postmarked no later than                                 . The date of the Settlement Hearing is subject to change without further published notice to Force Protection Shareholders. If you or your lawyer intend to attend the Settlement Hearing, you should confirm the date and time with Lead Counsel.

E.             What is the Effect of the Court’s Approval of the Settlement?

The full terms of the dismissal of Released Claims are set forth in the Stipulation. The following is only a summary. Upon the Effective Date, the Releasing Parties (who include plaintiffs, individually and derivatively on behalf of Force Protection, Force Protection, and the Force Protection Shareholders), will fully, finally, and forever release all Released Claims against the Released Persons (who include all Settling Defendants, their family members, and others acting

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on their behalf), and the Individual Defendants and the Company will fully, finally, and forever release plaintiffs and Lead Counsel from all claims or demands relating to or arising out of, or connection with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims.

“Released Claims” shall mean any and all claims (including “Unknown Claims” as defined in ¶11.17 of the Stipulation), demands, rights, actions, causes of action, liabilities, damages, losses, or obligations belonging to the Company (whether asserted by the Company or any Force Protection shareholder or any other person derivatively on behalf of the Company), whether or not characterized or plead in that manner, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, or could have been, asserted in this Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal or state securities laws, or otherwise) whether legal, equitable, or any other type or in any other capacity against the Released Persons which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise related, directly or indirectly, to the facts alleged in any and all complaints filed in this Action and any filings or statements (including, but not limited to, public statements) by any of the Released Persons in connection with the allegations in this Action; provided, however, that “Released Claims” shall not be construed to limit or release (i) any claims to enforce the terms of this Stipulation or (ii) any claims by Force Protection or any of its present or former directors, officers, or employees (or any other person or entity who is covered by the relevant insurance policies) against the current or former insurers of Force Protection. It is the intent of the Settling Parties that no action may hereafter be brought by the Company or prosecuted derivatively on behalf of the Company which arises from or relates to the subject matter of the Action, and the Judgment entered in the Action will accordingly bar all Released Claims from being asserted against the Released Persons by the Company or derivatively by any Force Protection shareholder or any other person on the Company’s behalf

By operation of the Judgment, the Releasing Parties shall have waived any and all provisions, rights, and benefits conferred by California Civil Code § 1542 and by any law of any state or territory in the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1532 which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

F.             Special Notice to Securities Brokers and Other Nominees

If you held Force Protection common stock as of October 4, 2010 for the beneficial interest of a person or organization other than yourself, the Court has directed that, WITHIN TEN DAYS OF YOUR RECEIPT OF THIS NOTICE, you provide to the Notice Administrator the name and last known address of each person or organization for whom or which you held such stock as of October 4, 2010, preferably electronically in MS Word files, or in an MS Excel data table setting

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forth: (1) beneficial holder name, (2) street address, and (3) city/state/zip. All communications, concerning the foregoing should be addressed to the Notice Administrator at the following address: Force Protection, Inc. Shareholder Derivative Litigation, c/o Heffler, Radetich & Saitta, LLP, Notice Administrator, 1515 Market Street, Philadelphia PA 19102. Nominees may apply to be reimbursed for actual and reasonable out-of-pocket expenses incurred in identifying and notifying beneficial owners.

G.            How Do You Get More Information about the Action and the Settlement

This Notice summarizes the Settlement. The Stipulation sets forth the complete terms of the Settlement. In addition, Lead Counsel will file with the Court papers in support of final approval of the Settlement and an award of attorneys’ fees no later than                   . You can view these documents, as well as other relevant documents filed in connection with the Settlement of the Action, by inspecting the papers filed in the Action at the office of the Clerk of Court, United States Courthouse, 85 Broad Street, Room                     , Charleston, SC 29401, during normal business hours, or by requesting a copy of the relevant documents from either Lead Counsel (at the addresses provided above), or the Notice Administrator, at the following address and toll-free number: Force Protection, Inc. Shareholder Derivative Litigation, c/o Heffler, Radetich & Saitta, LLP, Notice Administrator, 1515 Market Street, Philadelphia PA 19102. If you have questions about the Settlement, you may contact Lead Counsel listed above.

PLEASE DO NOT CALL THE COURT OR FORCE PROTECTION
REGARDING THIS NOTICE

Date:

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Exhibit E: Summary Notice of Settlement of Force Protection, Inc. Derivative
Action

1

UNITED STATES DISTRICT COURT
DISTRICT OF SOUTH CAROLINA
CHARLESTON DIVISION

)
)
)
IN RE FORCE PROTECTION, INC.	)	Master File No. 2:08-1907-CWH
DERIVATIVE LITIGATION	)
	)	Consolidated with Case Nos.
	)	2:08-1904-CWH; 2:08-1998-CWH
	)	2:08-2019-CWH
)
)

SUMMARY NOTICE OF SETTLEMENT OF
FORCE PROTECTION, INC. DERIVATIVE LITIGATION

TO:         ALL PERSONS WHO OWNED FORCE PROTECTION, INC. COMMON STOCK AS OF OCTOBER 4, 2010 (“FORCE PROTECTION SHAREHOLDERS”).

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned shareholder derivative action have reached a settlement to resolve issues raised in the Action (capitalized terms are defined in the Stipulation of Settlement (“Stipulation”)).

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the District of South Carolina, a hearing will be held before the Honorable C. Weston Houck in the United States District Court for the District of South Carolina, 85 Broad Street, Charleston, SC 29401, at                              m., on                               , 2010 to determine whether (i) the proposed settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Force Protection and Force Protection shareholders; (ii) the Action should be dismissed with prejudice and all Released Claims as against the Released Persons should be released and extinguished; (iii) the Court should award attorneys’ fees and expenses to Plaintiffs Lead Counsel; and (iv) to consider such other matters as may properly come before the Court.

If you are a Force Protection Shareholder, you may have certain rights in connection with the proposed settlement. If you have not yet received a copy of the full printed Notice of Settlement of Force Protection Derivative Action, you should obtain a copy by contacting the Notice Administrator at:

Force Protection, Inc. Shareholder Derivative Litigation
c/o Heftier, Radetich & Saitta, LLP
Notice Administrator
1515 Market Street
Philadelphia PA 19102
[insert toll free number]

If you are a Force Protection Shareholder and do not take steps to appear in this action or to object to the proposed settlement, you will be bound by the Court’s Judgment and Order of Dismissal, you will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and certain claims that you might have may be released.

You may obtain further information by writing to the Notice Administrator at the address specified above or to the Lead Counsel listed in the Notice.

PLEASE DO NOT TELEPHONE THE COURT OR FORCE PROTECTION REGARDING THIS NOTICE.

s/
By Order of the Court
CLERK OF THE COURT